Exhibit (c)(4)
Jefferies Broadview A division of Jefferies & Company, Inc. Project Viking Strategic Committee Process Update May 5, 2006 CONFIDENTIAL DRAFT Member, SIPC [*] Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

After Approaching 53 Parties, 10 Parties Remain Interested In Pursuing An Acquisition Of Viking Continued Interest Evaluating Opportunity / Low Probability Passed / No Interest [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] [*] Financial Partners Strategic Partners 1 [*] Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Opportunities Challenges Feedback From Potential Partners Strategic Buyers Access to a large and attractive customer base for further cross-sell and up-sell opportunities Significant cost synergies Acquire a developed, cutting edge SOA platform Declining revenues and lack of projected profitability Unproven market acceptance for Galileo in a highly competitive SOA marketplace Overlap with current product portfolio Financial Buyers Declining revenues and lack of historical and projected profitability coupled with a requirement for continued investment in SOA to compete in the marketplace Concerns regarding risks related to product transition from legacy to Galileo, and with ecosystem development Viking is a sub-scale competitor in a highly competitive market Dollar volume renewal rate is lower than expected for mission critical software Minimal customer traction for BPAs Large SOA ecosystem market opportunity Business with sufficient scale to serve as a cornerstone for roll-ups in SOA and general Integration software Large and attractive customer base Opportunity for streamlining Potential to run the legacy business as a down-side scenario Benefit from $230MM+ in Net Operating Losses 2 [*] Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

The Following Parties Are Most Likely To Pursue An Acquisition Of Viking PARTNER PRELIMINARY FEEDBACK Very attracted to Viking's SOA vision Limited interest in leveraging Viking as a cornerstone for roll-ups (perhaps due to investment size constraints) Views Viking as a platform of scale on which to build a next generation SOA software provider Agrees with Viking's vision and is working on the financial analysis to support the acquisition Recent interactions with Viking regarding a partnership around Galileo After being informed about the Viking process on 5/1, has suggested a full-day meeting on 5/11 to learn more about Viking Although [*] will not meet the 5/10 bid deadline, they have indicated that they will be able to provide verbal indication of interest within a few days after the 5/11 meeting Has been looking for consolidation opportunities in the Integration software market Perceives Viking as a legacy business plus two early stage venture businesses in BPA and Galileo Interested in Viking's large customer base, especially in Telecommunications Significant cost cutting opportunity due to product overlap 3 [*] Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. [ * ] [ * ] [ * ] [ * ] [ * ]

The Strengthening In Overall Technology Trading Multiples Has Also Lifted Viking's Stock Price TTM Revenue: $60.0MM $53.7MM $47.9MM $47.9MM $46.3MM Equity Market Capitalization ("EMC") = Total Enterprise Value ("TEV") + Net Cash. TTM refers to Trailing Twelve Months. Assumes 6/30/2006 stock price and fully diluted share count to be same as on 5/4/2006; revenue and cash projections from management. Cash TEV Median P/R 9/30/2005 65.3 47.8 0.8 12/31/2005 61.5 28.2 0.53 '3/31/2006 55.1 43.1 0.89 5/4/2006 55.1 49.9 1.04 6/30/2006 51 53.9 1.17 3/31/2006 EMC: $113.1MM EMC: $89.7MM EMC: $98.2MM EMC: $105.0MM EMC: $105.0MM A recent increase in share price coupled with a decline in trailing twelve months revenue has resulted in Viking TEV/TTM Rev. multiple increasing from 0.53x on 12/31/05 to 1.04x on 5/4/06 4 [*] Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Valuation Range Will Be Bounded By Comparable Public Company Premiums Premium Over Seller's Equity Price Per Share Twenty Trading Days Prior To Announcement Premium Over Seller's Entity Price Per Share Twenty Trading Days Prior To Announcement <$3.11 $3.42 $4.04 $4.67 $5.29 $5.91 >$6.22 Implied Viking Price Per Share <$3.11 $3.26 $3.55 $3.85 $4.15 $4.44 >$4.59 Implied Viking Price Per Share North American Software Seller Transactions With Consideration Paid Between $50MM & $250MM since January 1, 2004 5 [*] Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Recent Financial Sponsor Backed Software Buyout Activity ($Millions) Prices paid have been adjusted for cash and debt on the seller's balance sheet at the time of acquisition. 6 [*] Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Preliminary Transaction Timeline Select Best Qualified Party(ies) Submit Draft Merger Agreement Conduct Due Diligence Receive Final Proposal(s) And Agreement Mark-Up(s) Negotiate And Sign Merger Agreement Announce Transaction File Proxy Conduct Shareholder Vote Close Transaction Overview Of Key Events Required To Announce And Close Transaction 7 [*] Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Appendix 8 [*] Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Interested Parties Were Asked To Submit Written, Preliminary And Non-Binding Indications Of Interest By 5/10/06 Valuation Indication: With a specific number or in as tight a range as possible, indicate the price you are willing to pay for the Company. Type of Consideration and Transaction: Indicate the type of consideration you plan to use and the source of financing, if applicable. Also, indicate the proposed structure of the transaction. Additional Investigation: Describe any supplemental information you require and the steps you need to take for further investigation. Timing: Describe the timetable required before submission of a definitive proposal. Please indicate how quickly you would be prepared to complete a transaction. Necessary Approvals and Other Conditions: Specify any other material considerations to closing a transaction, including financing, board, regulatory or any other approvals. Primary Contact(s): Designate the individual(s) who will be our primary contact during subsequent stages of this process and specify the name(s) of any outside advisors you will be employing. Preliminary Expression Of Interest Information Request Parties were asked to include the following in their indications of interest: 9 [*] Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Preliminary Viking Engagement Process Timetable - As Discussed At The 2/15/06 Strategic Committee Meeting - Primary Strategic buyer execution activity - Ongoing Strategic buyer activity - Primary Private Equity (PE) buyer execution activity (contingent) - Ongoing PE buyer activity (contingent) Phase I - Preparation Phase Finalize Viking Information Gathering - DS, MP, JBV Finalize Viking Buyer List (And Perform Ongoing Review) - DS, SC, JBV Develop Brief Executive Summary - DS, MP, JBV Prepare Viking Management Presentation - DS, MP, JBV Ongoing Review Of Marketing Documents - DS, MP, JBV Provide Ongoing Coaching For Meetings With Prospective Partners - DS, MP, JBV Phase II - Marketing Phase Contact Private Equity Buyers - JBV Distribute Confidentiality Agreement - JBV Distribute Viking Executive Summary and Publicly Available Materials - JBV Schedule And Conduct Meetings With Qualified Partners - DS, MP, JBV Send Initial Bid Letter - PE - JBV Select Qualified Partner(s) - Strategic - DS, SC, JBV Phase III - Documentation / Closing Review Phase II Results And Modify Approach, If Necessary Negotiate And Agree On Buyer Term Sheet(s) - SC, JBV Prepare Viking Data Room - DS, MP, JBV Conduct Due Diligence with Selected Parties - DS, MP, JBV Execute Merger Agreement, Announce Transaction & File HSR HSR Approval, Target Closing Contact Strategic Buyers - JBV Negotiate Merger Agreement - SC, JBV TBD Send Final Bid Letter and Merger Agreement - PE - JBV TBD February March April 20 27 3 10 6 13 20 27 6 13 17 24 1 May 8 15 22 29 Target Period To Narrow Qualified Partners - Strategic - DS, SC, JBV Select Qualified PE Partners - Receive Bids - DS, SC, JBV Dale Skeen: DS Michael Perry: MP Jefferies Broadview: JBV Special Committee: SC 10 [*] Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Representative Strategic And Financial Partners - As Discussed At The 2/15/06 Strategic Committee Meeting A List Buyers To Approach Later A List Buyers To Approach Initially B List Buyers Considered But Rejected Direct Competitors Vertical Solutions ECM Integration Integration Service Providers Diversified Private Equity 11 [*] Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. [ * ] [ * ] [ * ] [ * ] [ * ] [ * ] [ * ] [ * ] [ * ] [ * ] [ * ] [ * ] [ * ] [ * ]